Exhibit 99.2

UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF ILLINOIS

Eastern Division

In Re:	)	BK No.: 01-24795
COMDISCO, INC. et al.,	)	(Jointly Administered)
	)	Chapter: 11
	)	Honorable Jack B. Schmetterer
)
)
Debtor(s))

ORDER

This matter having come on to be heard on the Motion of Litigation Trustee to Approve Settlement, Discharge and Exculpate Litigation Trustee, and Approve Termination of Comdisco Litigation Trust (the “Motion”);

AND THE COURT HAVING REVIEWED AND CONSIDERED (i) the Motion (and all exhibits and attachments thereto, including the Global Settlement Agreement (“Settlement Agreement”)), (ii) the Final Report (the “Final Report”) of John W. Costello, not individually, but as Litigation Trustee (the “Litigation Trustee”) under the Comdisco Litigation Trust (the “Litigation Trust”), (iii) the Declaration of John W. Costello in Support of the Motion (the “Costello Declaration”) and (iv) the Declaration of W. Allen Woolley with respect to Service of the Motion;

AND THE COURT HAVING PREVIOUSLY ENTERED AN ORDER approving the form of notice to be given with respect to the Motion;

AND THE COURT HAVING DETERMINED that such form of notice is good, sufficient and reasonably calculated to apprise all parties-in-interest, both known and unknown, of the Motion;

AND THE COURT HAVING CONDUCTED A HEARING ON THE MOTION, considered statements of counsel and parties-in-interest, if any, who desired to be heard, and otherwise being fully advised in the premises,

THE COURT HEREBY FINDS THAT:

A.    Good and sufficient notice of the Motion has been provided, in a form reasonably calculated to apprise all parties-in-interest, both known and unknown, of the Motion.

B.    The Settlement Agreement (and the Settlement memorialized therein) is reasonable, and within the range of litigation outcomes that could occur if the Note Enforcement Cases were to be prosecuted to their conclusion.

C.    The Litigation Trustee’s administration of the Litigation Trust and prosecution and settlement of the Note Enforcement Cases, Transfer Cases and related litigation (the “SIP Note Litigation”) as well as the Advisory Board’s oversight of the foregoing matters has been reasonable, has been within their respective discretion and within the scope of their duties under the Plan and Trust Agreement, and does not and did not constitute bad faith, willful misconduct, gross negligence, willful disregard of duties, or a material breach of the Trust Agreement.

D.    The Implementation Actions are reasonable, appropriate and within the scope of the Litigation Trustee’s duties under the Trust Agreement.

E.    Upon the approval of the Settlement Agreement and the performance and completion of the remaining Implementation Actions, the conditions for termination of the Litigation Trust will have been satisfied.

NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

1.     The Motion is granted in all respects.

2.     The Settlement Agreement (and the Settlement memorialized therein) is approved, and the Litigation Trustee is authorized to perform under such Settlement agreement and consummate the Settlement.

3.     The Litigation Trustee’s Final Report is approved in all respects, and all actions taken by the Litigation Trustee and Advisory Board (and its Member) in connection with the administration of the Litigation Trust and the prosecution and settlement of the SIP Note Litigation are approved.

4.     The Litigation Trustee and Advisory Board are discharged from any and all remaining duties, obligations and liabilities under the Trust Agreement and the Plan, excepting only the performance of the Implementation Actions. The Litigation Trustee and Advisory Board are authorized to perform the Implementation Actions.

5.     The Litigation Trustee (or his designated Disbursing Agent) will report to the Court all distributed funds in the event that a distribution check is: (a) returned by the recipient; (b) returned by the postal service as undeliverable; or (c) not cashed within thirty (30) days of its issuance date. Set 4/1/16 to report status of any such funds.

6.     Effective upon the filing of a certificate by the Litigation Trustee affirming that the Implementation Actions have been completed, and without further notice or action by the Court or any party hereto, the Litigation Trustee shall be discharged from all remaining duties, obligations and liabilities in connection with the Implementation Actions.

7.     The Litigation Trustee and the Advisory Board (and its Member) are exculpated from any obligation or liability arising from or relating to the administration of the Litigation Trust or the prosecution and settlement of the SIP Note Litigation.

8.     Effective upon the filing of a certificate by the Litigation Trustee affirming that the Implementation Actions have been completed, and without further notice of action by the Court or any party hereto, the Litigation Trust shall terminate.

9.     The Court retains jurisdiction with respect to all matters arising from or related to the implementation or interpretation of this Order; provided, however, that nothing herein shall reserve or create subject matter jurisdiction by this Court to interpret or enforce the terms of the Settlement Agreement in the event of a dispute between two or more of the parties to the Settlement Agreement.

10.  This Order is final and shall not be stayed by Fed. R. Bankr. P. 6004(h) or any other rule or statute.

Enter:

Dated: Nov 23, 2015		/s/ Jack B. Schmetterer
United States Bankruptcy Judge
Prepared by:
Jonathan W. Young (ARDC No. 06204590)		NOV 23 2015
W. Allen Woolley (ARDC No. 6227238)
LOCKE LORD LLP
225 West Wacker Drive, Suite 3000
Chicago, Illinois 60606-1229
Telephone: (312) 201-2000
Facsimile: (312) 201-2555